EXHIBIT 5.0
LAW OFFICES
Elias, Matz, Tiernan & Herrick L.L.P.
11TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300
FACSIMILE: (202) 347-2172
WWW.EMTH.COM
October 22, 2010
Board of Directors
Alliance Bancorp, Inc. of Pennsylvania
541 Lawrence Road
Broomall, Pennsylvania 19008
Gentlemen:
     We have acted as special counsel to Alliance Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the conversion of Alliance Mutual Holding Company (the “MHC”) (the “Conversion”).
     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC, Alliance Bancorp, Inc. of Pennsylvania (a federal corporation) (“Alliance Bancorp”) and Alliance Bank (the “Bank”), the Plan of Conversion and Reorganization of the MHC, the Company, Alliance Bancorp and the Bank and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.
     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal and Tax Opinions” in the prospectus and the proxy statement/prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/Hugh T. Wilkinson

Hugh T. Wilkinson, a Partner